Exhibit 99.1

US DATA AND ENERGY, LLC

FINANCIAL STATEMENTS

FROM INCEPTION TO JUNE 30, 2025

AND

INDEPENDENT ACCOUNTANT’S REVIEW REPORT

(UNAUDITED)

US DATA AND ENERGY, LLC

US DATA AND ENERGY, LLC

INDEPENDENT ACCOUNTANT’S REVIEW REPORT

To Management

US Data & Energy LLC, dba: DogeHash Technologies Holdings, Inc.

1500 East Las Olas Suite 200

Ft. Lauderdale, FL 33301

ATTN: Parker Scott, CEO

We have reviewed the accompanying interim financial statements of DogeHash Technologies Holdings, Inc. (a corporation), which comprise the balance sheet as of June 30, 2025, and the related statements of operations and changes in members’ equity and cash flows for the six months and for the period of inception through June 30, 2025 then ended, and the related notes to the interim financial statements. A review includes primarily applying analytical procedures to management’s financial data and making inquiries of company management. A review is substantially less in scope than an audit, the objective of which is the expression of an opinion regarding the interim financial statements as a whole. Accordingly, we do not express such an opinion.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these interim financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of interim financial statements that are free from material misstatement whether due to fraud or error.

Accountant’s Responsibility

Our responsibility is to conduct the review engagement in accordance with Statements on Standards for Accounting and Review Services promulgated by the Accounting and Review Services Committee of the AICPA. Those standards require us to perform procedures to obtain limited assurance as a basis for reporting whether we are aware of any material modifications that should be made to the interim financial statements for them to be in accordance with accounting principles generally accepted in the United States of America. We believe that the results of our procedures provide a reasonable basis for our conclusion.

We are required to be independent of DogeHash Technologies Holdings, Inc. and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements related to our review.

Accountant’s Conclusion

Based on our review, we are not aware of any material modifications that should be made to the accompanying interim financial statements in order for them to be in accordance with accounting principles generally accepted in the United States of America.

Respectfully,

Haynie & Company

Salt Lake City, UT

October 6, 2025

1

US DATA AND ENERGY, LLC

BALANCE SHEETS

JUNE 30, 2025

(UNAUDITED)

Assets

Current Assets
Cash and cash equivalents	$3,792,062
Digital assets, at fair value	1,694,250
Prepaid expenses and other current assets	60,691
Total current assets	5,547,003

Property and equipment, net of accumulated depreciation	15,071,639

Deposits for equipment	7,029,862
Other assets	686,893
Total assets	$28,335,397

Liabilities and Members’ Equity

Current liabilities
Accrued expenses	$55,820
Current maturities of long term debt, net of unamortized discounts of $150,000	1,750,000
Total current liabilities	1,805,820

Members’ equity	26,529,577

Total liabilities and members’ equity	$28,335,397

The accompanying notes are an integral part of these financial statements

2

US DATA AND ENERGY, LLC

STATEMENT OF OPERATIONS

FROM INCEPTION TO JUNE 30, 2025

(UNAUDITED)

Digital asset mining revenue	$2,088,212

Production cost of digital assets	1,074,032

Gross profit	1,014,180

Operating expense
General and administrative expense	164,874
Depreciation	2,352,011
Professional	230,096
Total operating expenses	2,746,981

Loss from operations	(1,732,801)

Other income (expense)
Realized gain, digital assets	71,482
Interest expense, net	(176,506)
Total other expense	(105,024)

Net Loss	$(1,837,825)

The accompanying notes are an integral part of these financial statements

3

US DATA AND ENERGY, LLC

STATEMENT OF CHANGES IN MEMBERS’ EQUITY

FROM  INCEPTION TO JUNE 30, 2025

(UNAUDITED)

	Class A - 1 Units		Class A -2 Units		Accumulated	Total Members’
	Units	Units Value	Units	Units Value	Deficit	Equity
BALANCE — January 1, 2025	-	$-	-	$-	$-	$-

Proceeds form issuance of Class A-1 Units	11,215,625	17,945,000	-	-	-	17,945,000
Proceeds form issuance of Class A-2 Units, net of issuance cost and escrow fees	-	-	5,794,556	10,422,402	-	10,422,402
Net loss	-	-	-	-	(1,837,825)	(1,837,825)

BALANCE — June 30, 2025	11,215,625	$17,945,000	5,794,556	$10,422,402	$(1,837,825)	$26,529,577

The accompanying notes are an integral part of these financial statements

4

US DATA AND ENERGY, LLC

STATEMENT OF CASH FLOWS

FROM INCEPTION TO JUNE 30, 2025

(UNAUDITED)

Cash flows from operating activities
Net loss	$(1,837,825)
Adjustments to reconcile net loss to net
cash from operating activities
Depreciation	2,352,011
Digital asset mining revenue	(2,088,212)
Gain on digital assets	(71,482)
Changes in assets and liabilities:
Prepaid expenses	(60,691)
Other Assets	(686,893)
Accrued expenses	55,820
Net cash used in operating activities	(2,337,272)

Cash flows from investing activities
Payments for purchases of equipment	(17,423,650)
Payments for deposits on equipment	(7,029,862)
Proceeds from sale of digital assets	465,444
Net cash used in investing activities	(23,988,068)

Cash flows from financing activities
Proceeds from long term debt, net of discount	1,750,000
Proceeds from issuance of Class A-1 Units	17,945,000
Proceeds from issuance of Class A-2 Units, net of fees	10,422,402
Net cash provided by financing activities	30,117,402

Net change in cash and cash equivalents	3,792,062

Cash and cash equivalents - beginning	-

Cash and cash equivalents - ending	$3,792,062

Supplemental disclosure of cash paid
Interest	$176,512

The accompanying notes are an integral part of these financial statements

5

US DATA AND ENERGY, LLC

NOTES TO FINANCIAL STATEMENTS

(UNAUDITED)

1 - ORGANIZATION AND NATURE OF OPERATIONS

US Data and Energy, LLC (the “Company”) is a digital asset mining company focused on mining Dogecoins (“DOGE”) and other Litecoins (“LTC”). The Company was incorporated in the state of Nevada in January 2025. The Company commenced operations in January 2025 and was subsequently acquired in an asset purchase agreement effective July 25, 2025, by Dogehash Technologies, Inc.

2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Use of Estimates

The preparation of the financial statements in conformity with U.S. GAAP requires management to make estimates, judgments and assumptions that affect the reported amounts of assets and liabilities, revenues and expenses, together with amounts disclosed in the accompanying notes to the financial statements. Actual results could differ from those estimates. The most significant estimates relate to the accounting for digital assets, revenue recognition, useful lives of equipment.

Fair Value Measurement

As defined in GAAP, fair value represents the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As a result, fair value is a market-based approach that should be determined based on assumptions that market participants would use in pricing an asset or a liability. As a basis for considering these assumptions, GAAP defines a three-tier value hierarchy that prioritizes the inputs used in the valuation methodologies in measuring fair value.

Level 1 - Quoted prices in active markets for identical assets or liabilities.

Level 2 - Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities, quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 - Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

The fair value hierarchy also requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.

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US DATA AND ENERGY, LLC

NOTES TO FINANCIAL STATEMENTS

(UNAUDITED)

2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. Cash and cash equivalents include various deposits of non-interest-bearing accounts and highly liquid investments held at financial institutions. At times, these accounts may exceed insured limits.

Digital Assets

The Company accounts for its Digital Assets as indefinite-lived intangible assets in accordance with ASC 350, Intangibles –Goodwill and Other. An intangible asset with an indefinite useful life is not amortized but assessed for impairment annually, or more frequently, when events or changes in circumstances occur indicating that it is more likely than not that the indefinite-lived asset is impaired. Impairment exists when the carrying amount exceeds its fair value. In testing for impairment, the Company has the option to first perform a qualitative assessment to determine whether it is more likely than not that an impairment exists. If it is determined that it is not more likely than not that an impairment exists, a quantitative impairment test is not necessary. If the Company concludes otherwise, it is required to perform a quantitative impairment test. To the extent an impairment loss is recognized, the loss establishes the new cost basis of the asset. Subsequent reversal of impairment losses is not permitted.

Digital Assets held are included in the balance sheets as either current assets or other assets if they are staked and locked up for over one year. The Company’s Digital Assets are initially recorded at fair value upon receipt (or “carrying value”). The fair value of Digital Assets is determined using the average U.S. dollar spot price of the related Digital Asset.

Impairment of long-lived assets

Management reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to undiscounted future cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. There we no impairment recognized during the period end or as of June 30, 2025.

Mining Equipment

Mining equipment is recorded at cost less accumulated depreciation. Depreciation calculated using the straight-line method over the estimated useful lives of two years.

Revenue recognition

The Company engages in digital asset mining utilizing the Scrypt hashing algorithm which falls outside of ASC 606, Revenue from Contracts with Customers. The Company recognizes revenue in accordance with ASC 610 Other Income. See Note 7 for further details.

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US DATA AND ENERGY, LLC

NOTES TO FINANCIAL STATEMENTS

(UNAUDITED)

2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Cost of revenue

The Company’s cost of revenue consists primarily of direct production costs related to mining operations, including electricity costs, and other relevant costs paid to our hosting facilities in accordance with the colocation agreement. See Note 8 for further details.

Sales and Marketing

Sales and marketing expenses primarily include costs related to advertising and marketing programs. Sales and marketing costs are expensed as incurred and totaled $2,804 for the period ended June 30, 2025.

Income Taxes

The Company is a limited liability company and is partnership for both federal and state income tax purposes. As a result, the members are taxed on their proportionate share of the Company’s profits, losses, credits and deductions. Accordingly, no provision or liability for income taxes has been included in these financial statements.

The Company accounts for income taxes in accordance with FASB ASC Topic 740-10, Accounting for Uncertainty in Income Taxes. Management has evaluated the tax positions taken and has determined that as of June 30, 2025, there are no uncertain tax positions taken or expected to be taken that would require recognition of a liability or disclosure in the consolidated financial statements. The Company recognizes accrued interest and penalties associated with uncertain tax provisions, if any, in other expenses. There were no income tax related interest and penalties recorded as of June 30, 2025.

Segment Reporting

Operating segments are defined as components of an entity for which separate financial information is available and that is regularly reviewed by the Chief Operating Decision Maker (the “CODM”) in deciding how to allocate resources to an individual segment and in assessing performance. The Company’s Chief Executive Officer is the Company’s CODM. The CODM reviews financial information for purposes of making operating decisions, allocating resources, and evaluating financial performance. While the Company does have revenue from multiple products, no measures of profitability by product are available, so discrete financial information is not available for each such component. As such, the Company has determined that it operates as one operating segment and one reportable segment.

Recent Accounting Pronouncements

Recently accounting pronouncements adopted

In November 2023, the FASB issued ASU 2023-07 “Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures”. The amendments require entities to disclose significant segment expenses impacting profit and loss that are regularly provided to the CODM. In addition, the amendments enhance interim disclosure requirements, clarify circumstances in which an entity can disclose multiple segment measures of profit or loss, provide new segment disclosure requirements for entities with a single reportable segment, and contain other disclosure requirements. The update is required to be applied retrospectively to prior periods presented, based on the significant segment expense categories identified and disclosed in the period of adoption.

8

US DATA AND ENERGY, LLC

NOTES TO FINANCIAL STATEMENTS

(UNAUDITED)

2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements

Recently accounting pronouncements adopted

The Company adopted this accounting standard effective January 1, 2025 and did not have a material impact on the financial statements.

Recent Accounting Pronouncements

Recently accounting pronouncements not yet adopted

In December 2023, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures (“ASU 2023-09”). ASU 2023-09 expands existing income tax disclosures for rate reconciliations by requiring disclosure of certain specific categories and additional reconciling items that meet quantitative thresholds and expands disclosures for income taxes paid by requiring disaggregation by certain jurisdictions. ASU 2023-09 is effective for annual periods beginning after December 15, 2024; early adoption is permitted. The Company is evaluating the impact the updated guidance will have on its disclosures for the year ending December 31, 2025.

In December 2024, the FASB issued ASU No. 2023-08, Accounting for and Disclosure of Crypto Assets (Subtopic 350-60). This ASU requires certain crypto assets to be measured at fair value separately in the balance sheet and income statement each reporting period. This ASU also enhances the other intangible asset disclosure requirements by requiring the name, cost basis, fair value, and number of units for each significant crypto holding. The ASU is effective for annual periods beginning after December 15, 2024, including interim periods within those fiscal years. Adoption of the ASU requires a cumulative-effect adjustment to the opening balance of retained earnings as of the beginning of the annual reporting period in which an entity adopts the amendments. Early adoption is also permitted, including adoption in an interim period. However, if the ASU is early adopted in an interim period, an entity must adopt the ASU as of the beginning of the fiscal year that includes the interim period. This ASU will result in gains and losses recorded in the financial statements of operations and additional disclosures. The Company has not adopted the standard during the period ended June 30, 2025 and is currently evaluating the impact the standard will have on the Company’s financial statements for the year ended December 31, 2025.

Any new accounting standards, not disclosed above, that have been issued or proposed by FASB that do not require adoption until a future date are not expected to have a material impact on the financial statements upon adoption.

9

US DATA AND ENERGY, LLC

NOTES TO FINANCIAL STATEMENTS

(UNAUDITED)

3 - DIGITAL ASSETS

The following table presents the roll forward of digital asset activity during the period ended June 30, 2025:

Digital assets, beginning of period	$-
Digital asset mining revenue
Dogecoin	1,844,110
Litecoins	239,538
Other litecoins	4,564
Gain from sale of digital assets	71,482
Proceeds from sales of digital assets	(465,444)
Digital assets, end of period	$1,694,250

4 – DEPOSITS ON EQUIPMENT

The deposits for equipment represented advance payments for purchases of miner, high performance computing equipment and other equipment used in digital asset mining activity at the Colocation site. The Company initially recognizes deposits for equipment when cash is advanced to our suppliers. Subsequently, the Company derecognizes and reclassifies deposits for mining equipment to mining equipment when control is transferred to and obtained by the Company. For the period ended June 30, 2025, the Company made deposits and advance payments of approximately $7,029,000 for mining equipment.

5 - EQUIPMENT, NET

Equipment consisted of the following at June 30, 2025:

Mining Equipment	$17,422,368
Less: Accumulated depreciation	(2,350,729)
$15,071,639

Depreciation expense for the period ended amounted to approximately $2,352,000.

10

US DATA AND ENERGY, LLC

NOTES TO FINANCIAL STATEMENTS

(UNAUDITED)

6 – SECURED PROMISSORY NOTE

In June 2025, the Company entered into a Secured Promissory note with a Fund for a principal sum of $1,900,000 less an original issue discount amount of $150,000. The original issue discount is amortized to maturity date by utilizing the effective interest method. The note is due December 24, 2025, however, if the Company closes on a financing with an institutional lender for an amount of net loan proceeds in excess of the total principal amount, ordinary interest, and late interest then outstanding; or a sale of all or substantially all the assets of the Company, then the Maturity Date shall accelerate to the date of such closing. As of June 30, 2025 the total amount outstanding on the note was $1,750,000 and is included in current liabilities on the balance sheet.

7 - REVENUE RECOGNITION

The Company engages in the mining of digital assets, primarily utilizing the Scrypt hashing algorithm, such as Litecoin (LTC) and Dogecoin (DOGE). Scrypt is a cryptographic proof-of-work algorithm designed to be computationally and memory intensive, offering an alternative to the SHA-256 algorithm used in Bitcoin mining.

Scrypt mining involves solving complex mathematical problems that require both processing power and memory bandwidth. This algorithm supports the security and integrity of blockchain networks by making it economically impractical to manipulate transaction data. The Company utilizes specialized mining equipment optimized for the Scrypt algorithm to maximize efficiency and output. The Company participates in merged mining of Litecoin and Dogecoin, leveraging the Scrypt algorithm to simultaneously validate blocks on both blockchain networks.

Under Scrypt ming, there is no contract with a customer as the mining rewards area granted by the decentralized blockchain protocol and not a party entering into a contractual agreement. Therefore, Revenue is recognized when control of the mined digital assets is obtained and transferred to a digital wallet, measured at the fair market value of the assets at the time of receipt. Fair value is based on a principal or most advantageous market, using observable market prices from reputable exchanges.

8 - COMMITMENTS & CONTINGENCIES

Legal

From time to time, the Company may be involved in various litigation matters and disputes arising in the ordinary course of business. The Company reviews its lawsuits, regulatory investigations and other legal proceedings on an ongoing basis. The Company records liabilities for contingencies, including legal costs, when it is probable that a liability has been incurred before the balance sheet date and the amount can be reasonably estimated.

Various legislative and executive bodies in the United States and in other countries may, in the future, adopt laws, regulations or guidance, or take other actions that could severely impact the permissibility of digital assets generally and the technology behind them or the means of transacting in or transferring them. It is difficult to predict how or whether regulatory agencies may apply existing or new regulation with respect to this technology and its applications.

11

US DATA AND ENERGY, LLC

NOTES TO FINANCIAL STATEMENTS

(UNAUDITED)

8 - COMMITMENTS & CONTINGENCIES (CONTINUED)

Colocation Agreement

The Company has entered into a colocation agreement with a third-party data center provider for the provision of rack space, power, and cooling services to host its mining equipment. The agreement is generally considered a service contract under ASC 842 and are expensed as incurred. The total colocation and hosting expenses incurred during the period ended June 30, 2025 were $943,832.

9 – MEMBERS’ EQUITY

In accordance with the Amended and Restated Certificate of Incorporation dated May 26, 2025, the Company has three types of Member Units; Class A-1, Class A-2 and Class B. The Company is authorized, in the Board’s sole discretion, to authorize and issue Units of any class to any person at such prices per Unit as may be determined in good faith by the Board and in exchange for such Capital Contribution as may be determined by the Board.

During 2025, the Company issued 11,215,625 Class A -1 units for cash proceeds of $17,945,000.

During 2025, the Company issued 5,794,556 Class A – 2 units for cash proceeds of $10,422,402 and incurred issuance costs, including escrow fees, totaling approximately $1,167,000.

Class A Units have certain rights, privileges and obligations including, with limitation, right to receive distributions, allocations of Profits or Losses, or any other share of the Company’s income, gain, loss, deduction, or credit. Class A Units do not have any voting rights however are entitled to recoupment of their initial capital contributions should the Board determine distributions are to be made. Upon dissolution of the business and liquidation of Company assets, Class A Units are entitled to distributions, pro rata, in accordance with their respective membership interest, after recoupment has been met.

Class B Units have no associated economic rights including, without limitation, no right to receive distributions, allocations of Profits or Losses, or any other share of the Company’s income, gain, loss, deduction, or credit. Class B Units are held by the Manager who is the sole member of the Board.

10 - RISKS AND UNCERTAINTIES

Risks Related to Blockchain Technology and Digital Assets

There is currently no clearing house for digital assets, nor is there one central depository for the custody of digital assets. There is a risk that some or all of the digital assets held by the Company could be lost or stolen. Furthermore, digital asset transactions are irrevocable. Stolen or incorrectly transferred digital assets may be irretrievable. As a result, any incorrectly executed digital asset transactions could adversely affect an investment in the Company. To the extent private keys for digital asset addresses are lost, destroyed or otherwise compromised, and no backup of the private keys are accessible, the Company may be unable to access the digital assets held in the associated addresses, and the private key will not be capable of being restored by the digital asset network. The processes by which digital asset transactions are settled are dependent on the digital asset peer-to-peer networks, and as such, the Company is subject to operational risk.

12

US DATA AND ENERGY, LLC

NOTES TO FINANCIAL STATEMENTS

(UNAUDITED)

10 - RISKS AND UNCERTAINTIES (CONTINUED)

Risks Related to Blockchain Technology and Digital Assets (Continued)

The Company does not have insurance protection on its digital assets, which exposes the Company and its stockholders to the risk of loss of the Company’s digital assets.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to credit risk consist primarily of cash and cash equivalents, and digital assets. The Company maintains the majority of its U.S. cash and cash equivalents in multiple financial institutions. This cash may at times exceed the Federal Deposit Insurance Corporation limits of $250,000 per depositor for interest-bearing accounts. As of June 30, 2025, the Company had $3,542,062 of cash and cash equivalents in excess of the FDIC limit. The Company has not experienced any such losses.

11 - SUBSEQUENT EVENTS

The Company has evaluated subsequent events through October 3, 2025 the date on which these financial statements were available for issuance. Based upon this evaluation, it was determined that, in addition to the event disclosed in Note 1, the following event required disclosure:

On September 24, 2025, Thumzup Media Corporation loaned the Company $2.5 million through a secured provisory note. The note bears interest at 8% per annum and matures upon the earliest of September 22, 2026, or the consummation of the planned merger through the purchase agreement between the Company and Thumzup Media Corporation.

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